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                                                                    Exhibit 10.1


                                net.Genesis Corp.

                        1995 INCENTIVE STOCK OPTION PLAN

                                TABLE OF CONTENTS

         SECTION                                                           Page

         1.       PURPOSE ..................................................  1

         2.       ADMINISTRATION OF THE PLAN ...............................  1

         3.       OPTION SHARES ............................................  1

         4.       AUTHORITY TO GRANT OPTIONS ...............................  1

         5.       WRITTEN AGREEMENT ........................................  2

         6.       ELIGIBILITY ..............................................  2

         7.       OPTION PRICE .............................................  2

         8.       DURATION OF OPTIONS ......................................  3

         9.       RESTRICTION ON EXERCISE OF OPTIONS .......................  3

         10.      EXERCISE OF OPTIONS ......................................  3

         11.      NONTRANSFERABILITY OF OPTIONS ............................  4

         12.      TERMINATION OF EMPLOYMENT OF OPTIONEE WITH THE COMPANY ...  5

         13.      REQUIREMENTS OF LAW ......................................  5

         14.      NO RIGHTS AS STOCKHOLDER .................................  6

         15.      EMPLOYMENT OBLIGATION ....................................  6

         16.      FORFEITURE AS A RESULT OF TERMINATION FOR CAUSE ..........  6

         17.      CHANGES IN THE COMPANY'S CAPITAL STRUCTURE ...............  7

         18.      AMENDMENT OR TERMINATION OF PLAN .........................  8

         20.      EFFECTIVE DATE AND DURATION OF THE PLAN .................. 13
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                                net.Genesis Corp.

                        1995 INCENTIVE STOCK OPTION PLAN


         1.       PURPOSE

         The purpose of this 1995 Incentive Stock option Plan (the "Plan") is to encourage key employees of net.Genesis Corp. (the "Company") to continue their association with the Company, by providing favorable opportunities for such persons to participate in the ownership of the Company and in its future growth through the granting of stock options (the "Options") designed to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A person to whom an option has been granted pursuant to the Plan is hereinafter referred to as an "Optionee".

         2.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board of Directors, which shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations, of the Plan or of Options granted thereunder shall be subject to the determination, which shall be final and binding, of a majority of the Board of Directors. The Plan shall be administered in such a manner as to Permit those Options granted hereunder and specially designated under Section 4 hereof to qualify as "incentive stock options" as described in Section 422A of the Code.

         3.       OPTION SHARES

         The stock subject to options under the Plan shall be shares of the Company's common stock, no par value per share (the "Stock"). At no time shall the number of shares of Stock with respect to which outstanding Options have been granted plus the number of shares of Stock issued as a result of the exercise of options under the Plan and which are still outstanding exceed in the aggregate 1,316,809 shares (the "Option Pool"); provided that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 17. In the event that any outstanding Option shall expire for any reason or shall terminate by reason of the death or severance of employment of the Optionee, the surrender of any such option, or any other cause, the shares of Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan. Should the Company repurchase any shares of Stock which were acquired pursuant to the exercise of options granted under the Plan, such shares may be returned to the Option Pool pursuant to a vote of the Board of Directors, subject, however, to the Option Pool size limitation set forth above.

         4.       AUTHORITY TO GRANT OPTIONS

         The Board of Directors may grant from time to time, to such eligible individuals as it shall from time to time determine, an option or Options to buy a stated-number of shares of
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Stock under the terms and conditions of the Plan. Subject only to any applicable limitations set forth elsewhere in the Plan, the number of shares of Stock to be covered by any option shall be as determined by the Board of Directors.

         5.       WRITTEN AGREEMENT

         Options granted hereunder shall be embodied in written option agreements (which need not be identical) in such forms as the Board of Directors may from time to time approve (each an "Option Agreement"). Option Agreements shall be subject to the terms and conditions prescribed herein and shall be signed by the Optionee and by the President or any Vice President of the Company for and in the name and on behalf of the Company. The written Option Agreement for any Option may contain such provisions not inconsistent with this Plan as the Board of Directors in its discretion may deem advisable.

         6.       ELIGIBILITY

         The individuals who shall be eligible for grant of options under the Plan shall be key employees (including officers who may be members of the Board), who render services of special importance to the management, operation, or development of the Company and who have contributed or may be expected to contribute materially to the success of the Company.

         If required to insure compliance with Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the selection of a director as a participant and the number of shares for which an option may be granted to such director shall be determined either (i) by the Board of Directors, of which a majority, as well as a majority of the directors acting in the matter, shall be "disinterested persons" (as hereinafter defined) or (ii) by, or only in accordance with, the recommendations of a committee of three or more persons having full authority to act in the matter, of which all members shall be "disinterested persons". For purposes of the Plan, a director or member of such committee shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of Rule 16.b-3 under the Exchange Act, or any successor rule, as such term is interpreted from time to time.

         7.       OPTION PRICE

         The price at which shares may be purchased pursuant to an option shall be specified by the Board of Directors at the time the option is granted, but shall not be less than the fair market value of the shares of Stock on the date the option is granted. In the case of any employee who owns (or is considered under Section 424(d) as owning) stock possessing more than ten percent (10%.) of the total combined voting power of all classes of stock of the Company, the price at which shares may be so purchased pursuant to an incentive stock option shall be not less than one hundred ten percent (110%) of the fair market value of the Stock on the date the ISO is granted.

         For purposes of the Plan, the "fair market value" of a share of Stock on any date specified herein shall mean (a) the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported lowest closing bid and asked prices, regular way,


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in either case (i) as reported on the New York Stock Exchange Composite Tape, or
(ii) if the Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities-...exchange on which such security is listed or admitted to trading, or (iii) if not then listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System; or (b) if the stock is not quoted on such National Market System,
(i) the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ, or (ii) if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average . of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly-making a market in such security selected for such purpose by the Board of Directors; or (c) if the Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof determined in good faith by the Board of Directors as of a date which is within thirty (30) days of the date as of which the determination is to be made; provided, however, that any method of determining fair market value employed by the Board of Directors with respect to an ISO shall be consistent with any applicable laws or regulations pertaining to "incentive stock options".

         8.       DURATION OF OPTIONS

         The duration of any option shall be specified by the Board of Directors in the Option Agreement, but no Option shall be exercisable after the expiration-of ten (10) years from the date such option is granted. In the case of any employee who owns (or is considered under Section 4 24(d) of the Code as owning) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, no Option shall be exercisable after the expiration of five (5) years from the date such option is granted. The Board of Directors, in its sole and absolute discretion, may extend any Option theretofore granted subject to the aforesaid limits and may provide that an Option shall be exercisable during its entire duration or during any lesser period of time.

         9.       RESTRICTION ON EXERCISE OF OPTIONS

         Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which ISOs may be exercisable for the first time by an Optionee during any calendar year (under the Plan or any other incentive stock option plan(s) of the Company) shall not exceed $100,000. Subject to the foregoing, each Option may be exercised so long as it is valid and outstanding from time to time, in part or as a whole, in such manner and subject to such conditions as the Board of Directors, in its sole and absolute discretion, may provide in the option Agreement.

         10.      EXERCISE OF OPTIONS

         Each Option may be exercised from time to time in such amounts as is provided in the Option Agreement by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, accompanied by payment of the option price of such shares, which payment shall he made, subject to the alternative provisions of this Section, in cash or by such cash equivalents, payable to the order of the Company in an


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amount in United States dollars equal to the option price of such shares, as the
Board of Directors in its discretion shall consider acceptable. Such notice shall be delivered in person to the Secretary of the Company or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

         Alternatively, payment of the option price may be made, in whole or in part, in shares of Stock owned by the Optionee; provided, however, that the Optionee may not make payment in shares of Stock that he acquired upon the earlier exercise of any ISO, unless he has held the shares until at least two
(2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment is made in whole or in part in shares of Stock, then the Optionee shall deliver to the Company in payment of the option price of the shares with respect of which such Option is exercised (i) certificates registered in the name of such Optionee representing a number of shares of Stock legally and beneficially owned by such optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice equal to the option price of the shares with respect to which such option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii) if the option price of the shares with respect to which such Option is to be exercised exceeds such fair market value, cash or such cash equivalents payable to the order to the Company, in an amount in United States dollars equal to the amount of such excess, as the Board of Directors in its discretion shall consider acceptable. Notwithstanding the foregoing provisions of this Section, the Board of Directors, in its sole discretion, may refuse to accept shares of Stock in payment of the option price of the shares with respect to which such option is to be exercised and, in that event, any certificates representing shares of Stock which were delivered to the Company with such written notice shall be returned to such Optionee together with notice by the Company to such Optionee of the refusal of the Board of Directors to accept such shares of Stock.

         Alternatively, if the Option Agreement so specifies, payment of the option price may be made in part by a promissory note executed by the optionee and collaterally secured by the Stock obtained upon exercise of the Option, providing for repayment at such time or times as the Board of Directors shall specify; provided, however, (a) that such promissory note shall provide for repayment no later than five (5) years from the date of exercise and for interest at a rate not less than the "base" rate announced on the date of exercise by [BANK] and (b) the payment of such exercise price by promissory note does not violate any applicable laws or regulations, including, without limitation, margin lending rules. The decision as to whether to permit partial payment by a promissory note for Stock to be issued upon exercise of any option granted shall rest entirely in the discretion of the Board of Directors.

         As promptly as practicable after the receipt by the Company of (i) written notice from the optionee setting forth the number of shares with respect to which such Option is to be exercised and (ii) payment of the option price of such shares in the form required by the foregoing provisions of this Section, the Company shall cause to be delivered to such optionee certificates representing the number of shares with respect to which such Option has been so exercised.

         11.      NONTRANSFERABILITY OF OPTIONS


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         No Option shall be transferable by the Optionee, either voluntarily or by operation of law, except by will or pursuant to the laws of descent and distribution. During the life of an Optionee, an option shall be exercisable only by such Optionee.

         12.      TERMINATION OF EMPLOYMENT OF OPTIONEE WITH THE COMPANY

         Options shall be exercisable after the Optionee's termination of employment with the Company only within the period of three (3) months after the date the Optionee ceases to be in the employ of the Company, and only to the extent to which the Optionee was entitled to exercise the option immediately prior to the termination of his or her employment. If, before the date of expiration of the Option, the Optionee shall be retired in good standing from the employ of the Company for reasons of age under the then established rules of the Company, the option shall terminate on the earlier of such date of expiration or three (3) months after the date of such retirement. In the event of the death of the holder of an Option before the date of expiration of such option and while in the employ of the Company or during the three (3) month . period described in the preceding sentence, or in the event of the retirement of the Optionee for reasons of disability (within the meaning of Section 22(e)(3) of the Code), such Option shall terminate on the earlier of such date of expiration or one (1) year following the date of such death or retirement. After the death of the Optionee, his or her executors, administrators or any persons to whom his or her Option may be transferred by will or by the laws of descent and distribution shall have the right at any time prior to such termination to exercise the Option to the extent to which the Optionee was entitled to exercise the Option on the date of his or her death.

         Authorized leave of absence or absence on military or government service shall not constitute severance of the employment relationship between the Company and the Optionee for purposes of the Plan, provided that either (i) such absence is for a period of no more than ninety (90) days or (ii) the Optionee's right to re-employment after such absence is guaranteed either by statute or by contract.

         13.      REQUIREMENTS OF LAW

         The Company shall not be required to sell or issue any shares of Stock upon the exercise of any Option if the issuance of such shares shall constitute or result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities or "blue sky" law (a "Blue Sky Law"), upon exercise of any Option the Company shall not be required to issue such shares unless the Board of Directors has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act and Blue Sky Laws or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration and compliance is not required. Any determination in this connection by the Board of Directors shall be final, binding and conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares of Stock pursuant thereto to comply


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with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable Blue Sky laws.

         Notwithstanding any other provision of the Plan to the contrary, the Company may refuse to permit transfer of shares of Stock if in the opinion of its legal counsel such transfer would violate federal or state securities laws or subject the Company to liability thereunder. Any sale, assignment, transfer, pledge or other disposition of shares of Stock received upon exercise of any option (or any other shares or securities derived therefrom) which is not in accordance with the provisions of this section shall be void and of no effect and shall not be recognized by the Company.

         The Company shall not be required to sell or issue any shares upon the exercise of any Option if the Board of Directors is advised by counsel that the issuance of such shares would result in the termination of any then effective election of the Company to be taxed as an S corporation pursuant to the Code.

         Legend on Certificates. The Board of Directors may cause any certificate representing shares of Stock acquired upon exercise of an option (and any other shares or securities derived therefrom) to bear a legend to the effect that the securities represented by such certificate have not been registered under the Securities Act or any applicable state securities laws, and may not be sold, assigned, transferred, pledged or otherwise disposed of except in accordance with the Plan and applicable agreements binding the holder and the Company or any of its stockholders.

         14.      NO RIGHTS AS STOCKHOLDER

         No Optionee shall have rights as a stockholder with respect to shares covered by his or her Option until the date of issuance of a stock certificate for such shares. Except as otherwise provided in Section 17 no adjustment for dividends or other rights shall be made if the record date therefor is prior to the date of issuance of such certificate.

         15.      EMPLOYMENT OBLIGATION

         Nothing in this Plan nor the granting of any option under this Plan shall (i) impose upon the Company any obligation to employ or continue to employ any Optionee, or to engage or retain the services of any person, (ii) diminish or affect the right of the Company to terminate the employment or services of any person or (iii) affect the ability of the Company to increase or decrease the compensation of any person. The existence of any Option shall not be taken into account in determining any damages relating to termination of employment for any reason.

         16.      FORFEITURE AS A RESULT OF TERMINATION FOR CAUSE

         Notwithstanding anything to the contrary in the Plan, if the Board of Directors determines, after full consideration of the facts presented on behalf of both the Company and an Optionee, that


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         (a) the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment by or involvement with the Company which damaged the Company or has made unauthorized disclosure of trade secrets or other proprietary information of the Company or of a third party who has entrusted such information to the Company, or

         (b) the Optionee's employment or involvement was otherwise terminated for "cause", as defined in any employment agreement with the Optionee, if applicable, or if there is no such agreement, as determined by the Board of Directors, which may determine that "cause" includes among other matters the failure or inability of the Optionee to carry out his or her assigned duties diligently and in a manner satisfactory to the Company, then the Optionee's right to exercise an Option shall terminate as of the date of such act (in the case of (a)) or such termination (in the case of (b)) and the Optionee shall forfeit all unexercised Options. If an optionee whose behavior the Company asserts falls within the provisions of (a) or (b) above has exercised or attempts to exercise an Option prior to a decision of the Board of Directors, the Company shall not be required to recognize such exercise until the Board of Directors has made its decision and, in the event of any exercise shall have taken place, it shall be of no force and effect (and void ab initio) if the Board of Directors makes an adverse determination; provided, however, if the Board of Directors finds in favor of the Optionee then the Optionee will be deemed to have exercised such Options retroactively as of the date he or she originally gave written notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Board of Directors as to the cause of an Optionee's discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Board of Directors, however, shall affect in any manner the finality of the discharge of such Optionee by the Company.

         17.      CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

         The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or preference stock, whether or not convertible into the Stock or other securities, ranking prior to the Stock or affecting the rights thereof, or warrants, rights or options to acquire the same, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

         The number of shares of Stock in the Option Pool (less the number of shares theretofore delivered upon exercise of options) and the number of shares of Stock covered by any outstanding Option and the price per share payable upon exercise thereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Stock resulting from the subdivision, split, combination or consolidation of shares of Stock or any other capital adjustment, the payment of a Stock dividend or any other increase in such shares effected without receipt of consideration by the Company or any other decrease therein effected without a


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distribution of cash or property in connection therewith, provided, however, that no adjustment shall be made that would constitute a modification as defined in Section 424(h)(3) of the Code.

         Upon the occurrence of a Change of Control as defined in this Section 17: (i) after the effective date of such Change of Control, each holder of an outstanding Option, shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Stock (or consideration based upon the fair market value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control; and (ii) the vesting schedule, if any, of each unexercised and unexpired Option, shall, effective immediately prior to the effective date of such Change of Control, be accelerated by twelve (12) months such that an additional number of shares, equal to the number that under the terms of the Option in question would have vested had the holder remained employed during the twelve (12) month period following the effective date of the Change of Control, will vest immediately prior to the effective date of the Change of Control.

         A "Change of Control" shall mean the occurrence of any one of the following events: (i) any "person" becomes a "beneficial owner" (as such terms are defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         Except as expressly provided herein, the issue by the Company of shares of Stock or other securities of any class or securities convertible into or exchangeable or exercisable for shares of Stock or other securities of any class for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall he made with respect to, the number, class or price of shares of Stock then subject to outstanding options.


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
         18.      AMENDMENT OR TERMINATION OF PLAN

         The Board may, in its sole and absolute discretion, modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of Stock, the Board may not (a) materially increase the benefits accruing to Optionees under the Plan or make any "modifications" as that term is defined under Section 424(h)(3) (or its successor) of the Code if such increase in benefits or modifications would adversely affect (i) the availability to the Plan of the protections of Section 16(b) of the Securities Exchange Act, if applicable to the Company, or (ii) the qualification of the Plan or any options for "incentive stock option" treatment under Section 422 of the Code; (b) change the aggregate number of shares of Stock which may be issued under Options pursuant to the provisions of the Plan; (c) reduce the option price at which ISOs may be granted to an amount less than the fair market value per share, or 110% of fair market value as the case may be, at the time the Option is granted; or (d) change the class of persons eligible to receive ISOs. Notwithstanding the preceding sentence, the Board shall in all events have the power and authority to make such changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding option as, in the opinion of counsel for the Company, may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to qualify as an ISO or such other stock option as may be defined under the Code, as amended from time to time, so as to receive preferential federal income tax treatment. The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an option previously granted to him or her. With the consent of the Optionee affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan.

         19.      CERTAIN-RIGHTS OF THE COMPANY

         Unless an Optionee's Option Agreement specifically provides to the contrary, or an Optionee has entered into an employment, stockholder or other agreement with the Company which provides for the repurchase of options or stock in the event such Optionee's employment or involvement with the Company terminates, the provisions of this Section 19 shall apply to each option granted under the Plan and to the shares of Stock acquired on exercise thereof.

         a. Justifiable Termination of Employment or Involvement. if the Optionee's employment by or involvement with the Company is terminated on account of any circumstance listed in Section 16 (a) or (b) (a "Justifiable Termination"), the Company shall have the right to repurchase all or any of the shares of Stock acquired by the Optionee pursuant to the exercise of any options (or any other shares or securities derived from such shares of Stock) at the lesser of (i) the exercise price per share or (ii) the Repurchase Price. If the option price for any repurchased shares has been paid by the Optionee's promissory note pursuant to Section 10, then the repurchase price for such shares of Stock shall be first applied to the repayment of the outstanding amount, if any, due under such note in respect of the repurchased shares, and any accrued but unpaid interest thereon. The Company's right to repurchase shares of Stock (or other shares or securities) may be exercised at any time during the period beginning on the date of the Optionee's termination of employment and ending ninety (90) days after the later of (a) the date of such termination and (b) the date on which shares of Stock (or other shares or securities)


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subject to the repurchase rights of this Section are acquired by the Optionee.
Any such shares of Stock (or other shares or securities) as to which the-Company does not exercise its repurchase rights within such period shall thereafter be free of the restrictions of this Section.

         b. Right of First Refusal on Dispositions by Optionee. An optionee may not sell, assign, transfer or otherwise dispose of any Unvested Stock (as defined below) without the prior written approval of the Company. In the event an optionee proposes to sell, assign, transfer or otherwise dispose of any or all of his Vested Stock (as defined below), or with the Company's written approval, Unvested Stock, the optionee will notify in writing (the "Notification") the Company of the optionee's intention to do so, specifying the number of shares of Option Stock proposed to be transferred (the "Offered Shares"), the name of the person or persons to whom the optionee proposes to transfer the offered Shares (or if no particular purchaser is identified, then the general class of persons to whom he proposes to transfer the Offered Shares), and a price per share which shall be the minimum price at which he proposes to effect the transfer (the "Minimum Price"). The Notification shall contain a copy or recitation of all the terms and conditions of the proposed transfer of the offered Shares at the Minimum Price to such person or persons (or class of persons) and an undertaking that a condition of such transfer shall be the agreement of each transferee to be bound by and be deemed to be an optionee for the purposes of this Plan. The Notification shall offer to sell to the Company the Offered Shares, free and clear of any liens or encumbrances in favor of third persons, at (a) in the case of Vested Stock, the Minimum Price and (b) in the case of Unvested Stock, the price the optionee acquired the Offered Shares, adjusted for all splits, stock dividends and similar adjustments (the "Acquisition Price").

         The Company shall act upon the offer of the optionee by giving written notice (the "Company's Notice") to the optionee setting forth the Company's intention as to any or all of the Offered Shares. The Company's Notice shall be given as soon as practicable after receipt of the Notification, and in all events within thirty (30) days after such receipt, such thirty (30) day period being herein referred to as the "Company's Acceptance Period."

         In the event the Company shall elect to purchase or acquire any of the offered Shares, written notice to the optionee of such election to purchase or so acquire any of the Offered Shares shall, when taken in conjunction with the Notification, be deemed to constitute a valid and legally binding purchase and sale agreement as to those Offered Shares.

         If the Company fails to accept the offer to sell all of the Offered Shares, the optionee shall be free to proceed to sell all but not less than all of the remaining Offered Shares to the person or persons (or class of persons) specified in the Notification at not less than the Minimum Price. If the optionee fails to complete his proposed sale within a period of ninety (90) days after the date of the Notification, then the Offered Shares shall once again be subject to the requirement of a prior offer pursuant to the provisions of this Section.

         The closing of a purchase and sale of Offered Shares pursuant hereto shall take place at the principal executive offices of the Company on the ninetieth (90th) day following the date of the Notification unless another time is mutually agreed upon, at which time the optionee shall deliver the stock certificate or certificates representing the Offered Shares so sold (duly endorsed or accompanied by a duly executed stock power or assignment to effect transfer of ownership to the purchaser or purchasers on the records of the Company) against the Optionee's receipt of payment in cash (by certified check, bank cashier's check or wire transfer).

         c. Involuntary Disposition. It is the intent of the Company that any involuntary disposition of the shares of Option Stock of the Company owned by an optionee and still subject to the restrictions under Section 19 of this Plan, including dispositions pursuant to a divorce or separation proceeding or any other judicial proceeding, be subject to the prior rights of the Company hereunder and that any such disposition be deemed to be an offer to sell to the Company (a) all shares of Unvested Stock at the Acquisition Price and (b) all shares of Vested Stock at the Repurchase Price.

         The Company shall act upon the deemed offer under this Section within the time periods and following the procedures set forth in Section 19(a), with the date of the deemed offer being the later of the date of the Company's receipt of written notice setting forth the existence of such an involuntary disposition event and the date of such involuntary disposition event, such later date being the date of Notification for the purpose of Section 19(a).

         Repurchase Price. As used herein the term "Repurchase Price" shall mean the fair market value of a share of Stock as determined by the Company's independent accountants. In making their determination of-fair market value of a share of Stock the accountants will not take into account that the Stock may be illiquid or may constitute a minority interest in the Company. The fees and expenses of the accountants will be paid equally by the Company and the Stockholder or the Stockholder's estate, as the case may be.

         Company Note. The term "Company Note" shall mean a promissory note of the Company having a maturity of no more than five (5) years, with equal annual principal payments and bearing interest on the same terms as the Company is required to pay under its bank loans from its primary lending bank, or, if it is not then a borrower, on the same terms as it last was required to pay on such borrowings or, if it has not been a-borrower within the prior twelve months, at an annual rate equal to the prime or base commercial lending rate announced by on the date of the note plus one percent (1%) per annum. The note shall provide that if interest is not paid on a due date, the accrued interest shall be added to the principal of the note as of such due date. The note shall provide for prepayment without penalty of principal and interest in whole or in part at any time. The note shall by its terms be subordinate to, and the holder of the note by receiving the same shall be deemed to have subordinated payment thereof to, indebtedness of the Company then or thereafter existing to banks, financial institutions or others who provide debt based working capital to the Company; provided, however, that so long as the Company shall not be in default with respect to said indebtedness, the holder of the note shall be entitled to receive payments of the principal of and interest accrued upon the note in accordance with its terms.

         d. Permitted Transfers; Lifting of Restrictions. The provisions of
Section 19 shall not apply to any proposed sale, assignment, transfer or other disposition of Vested Stock pursuant to a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended (a "Public Offering").

         As used herein, the term "Vested Stock" shall mean and include for any optionee at any time the meaning set forth in the applicable written option agreement for the Option Stock to which it applies. The term "Unvested Stock" shall mean and include for any optionee at any time the number of shares of Option Stock which are not Vested Stock.

         e. Death of An Optionee. In the event of the death of an optionee he will be deemed to have voluntarily terminated his Relationship with the Company and to have offered to sell to the Company all of his Unvested Stock at the Acquisition Price.

         The Company shall act upon the deemed offer of a deceased optionee as soon as practicable after the death of the optionee and in any event within ninety (90) days. If the Company fails to accept the offer to sell all of a deceased optionee's shares, the representative of the deceased optionee may proceed to sell, distribute or otherwise dispose of said shares, subject to the other provisions of this Plan.

         f. Disability of An Optionee. In the event of the disability of an optionee which materially prevents the optionee from performing his work for the Company, he will be deemed to have voluntarily terminated his Relationship with the Company and to have offered to sell to the Company all of his Unvested Stock at the Acquisition Price.

         The Company shall act upon the offer of a disabled optionee as soon as practicable after such disability of the optionee and in any event within ninety
(90) days. If the Company fails to accept the offer to sell all of a disabled optionee's shares, the disabled optionee or representative of the disabled optionee may proceed to sell, distribute or otherwise dispose of said shares, subject to the other provisions of this Plan.

         g. Termination of Employment or Other Relationship with the Company. In the event an optionee's employment by the Company (or if the optionee is not an employee, his or her active consulting, work or other involvement with the Company) is terminated voluntarily, for cause or without cause, the terminated optionee will be deemed to have offered to sell to the Company all Unvested Stock in the Company owned by him and still subject to the restrictions in this
Section 19 at the Acquisition Price. The employment or other active involvement of an optionee with the Company is hereinafter referred to as the optionee's "Relationship" with the Company. The determination of whether an optionee's Relationship with the Company has terminated shall be made by the Board of Directors, whose determination shall be final and binding on the optionee.

         The Company shall act upon the offer of a terminated optionee within ninety (90) days of termination. If the Company fails to accept the offer to sell all of a terminated optionee's shares, such terminated optionee may proceed to sell, distribute or otherwise dispose of said shares, subject to the other provisions of this Plan.

         h. Securities Laws; Transfers In Violation of Plan. Notwithstanding any other provision of this Plan the Company may refuse to permit transfer of the Offered Shares if in the opinion of its legal counsel such transfer would violate securities laws or subject the Company to liability thereunder. Any sale, transfer, pledge or other disposition of shares of Stock which is not in accordance with the provisions of this Section 19 shall be void and of no effect and shall not be recognized by the Company.

         20.      EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan shall become effective and shall be deemed to have been adopted on ________________ subject only to ratification by the holders of at least a majority of the outstanding shares of Stock within twelve (12) months after such date. Unless the Plan shall have terminated earlier, the Plan shall terminate on the tenth (10th) anniversary of its effective date, and no option shall be granted pursuant to the Plan after the day preceding the tenth (10th) anniversary of its effective date.

                         Exhibit 1 to Stock Option Plan
                   Form of Incentive Stock Option Certificate





                                net.Genesis Corp.

                           *** Stock Option Agreement
               Option Certificate Number: _______________________

Specific Terms of the Option

         Subject to the terms and conditions hereinafter set forth and the terms and conditions of the net.Genesis Corp. 1995 Incentive Stock Option Plan (the "Plan"), net.Genesis Corp., a Delaware corporation (the "Company") hereby grants the following option to purchase Common Stock, no par value per share (the "Stock") of the Company:

1.       Name of Person to Whom the Option is granted (the "Optionee"):
         _________________________________________.

2.       Date of Grant of Option: _____________________ .

3.       An Option for _____________ shares of Common Stock.

4.       Option Exercise Price (per share): $_____________.

5. Term of Option: Subject to Section 9 below, this option expires at 5:00 pm Eastern Time on _____________________________.

6. Exercise Schedule: Provided that on the dates set forth below the Optionee is still employed by the Company or, if the Optionee is not employed by the Company the Optionee is still actively involved in the Company (as determined by the Board of Directors) the Option will become exercisable as follows and as provided in Section 9 below:

                             The Option will                    Cumulative
     On This              Become Exercisable as                   Number
      Date              To This Number of Shares                Exercisable



         Does Section 19 of the Plan apply to Stock covered by this Option?
          Yes     ________ No ________

net.Genesis Corp.


By:_________________________________          X________________________________
     Title:                                    (Signature of Optionee)
                                               Date:
Optionee's Address: ___________________________________________________________

                            OTHER TERMS OF THE OPTION

         WHEREAS, the Board of Directors (the "Board") has authorized the grant of stock options upon certain terms and conditions set forth herein; and

         WHEREAS, the Board has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is available from the Company and is hereby incorporated herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as set forth on the first page hereof and as follows:

         7. Grant. Pursuant and subject to the Plan, the Company does hereby grant to the Optionee a stock option (the "Option") to purchase from the Company the number of shares of its Common Stock set forth in Section 3 on the first page hereof upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein. This Option is intended to qualify for special federal income tax treatment as an "incentive stock option" pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         8. Option Price. This Option may be exercised at the option price per share of Stock -set forth in Section 4 on page 1 hereof, subject to adjustment as provided herein and in the Plan.

         9. Term and Exercisability of Option. This Option shall expire on the date determined pursuant to Section 5 on page 1 hereof and shall be exercisable prior to that date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in Section 6 on page 1 hereof. In addition in the event that before this option has been exercised in full, the Optionee ceases to be an employee of the Company for any reason other than death or a termination for dishonesty or other "cause" as provided in Section 16 of the Plan, the Optionee may exercise this Option to the extent that he or she might have exercised it on the date of termination of his or her employment, during the period ending on the earlier of (i) the date on which the option expires in accordance with Section 5 of this Agreement or (ii) three months after the date of termination of the Optionee's employment by the Company. In the event of the death of the Optionee before this Option has been exercised in full, the personal representative of the Optionee may exercise this Option to the extent that the Optionee might have exercised it on the date of his or her death, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 5 of this Agreement or (ii) the first anniversary of the date of the Optionee's death.

         10. Method of Exercise. To the extent that the right to purchase shares of Stock has accrued hereunder, this Option may be exercised from time to time by written notice to the Company substantially in the form attached hereto as Exhibit A, stating the number of shares with respect to which this Option is being exercised, and accompanied by payment in full of the option price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 10 of the Plan. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this option), deliver to the Optionee (or other person entitled to exercise this option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable-diligence to comply with any applicable requirements of law. Payment of the option price may be made in cash or cash equivalents, [or, in accordance with the terms and conditions of Section 10 of the Plan, (a) in whole or in part in shares of Common Stock of the Company, or (b) in part by promissory note of the Optionee in the form attached hereto as Exhibit B; provided, however, that the Board reserves the right upon receipt of any written notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice]. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

         11. Non-assignability of Option Rights. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by him or her.

         12. Compliance with Securities Act. The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

         13. Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this option will bear a legend setting forth the restrictions on their transferability described in Section 12 hereof and, if-applicable to this Option, in Section 19 of the Plan.

         14. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Stock or other securities covered by this Option until the date of issuance of a certificate to him or her for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         15. Notice to Company of Disqualifying Disposition. The Optionee hereby agrees that he or she will promptly give notice to the Company in the event that he or she sells, transfers, exchanges or otherwise disposes of any shares of Stock or other securities obtained pursuant to any exercise of this option before the day after the later of (a) the second anniversary of the date of grant set forth at the conclusion of this Agreement and (b) the first anniversary of-the date on which the shares of Stock or other securities were transferred to him or her pursuant to his or her exercise of this Option.

         16. Termination or Amendment of Plan. The Board may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan, but no such termination or amendment will affect rights and obligations under this option.

         17. Effect Upon Employment. Nothing in this option or the Plan shall be construed to impose any obligation upon the-Company to employ the Optionee or to retain the Optionee in its employ, or continue its involvement with, the Optionee.

         18. Time for Acceptance. Unless the Optionee shall evidence his acceptance of this option by execution of this Agreement within seven (7) days after its delivery to him or her, the Option and this Agreement shall be null and void.

         19. General Provisions.

         a. Amendment; Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or -in any other instance.

         b. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

         c. Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

         d. Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

                  To the Optionee:  To his or her address as listed on the
                                    books of the Company.

                  To the Company:   net.Genesis Corp.
                                    526 Beacon Street
                                    Boston, Massachusetts 02215-2396

                                    Copy to:
                                    Sullivan & Worcester
                                    One Post Office Square
                                    Boston, MA 02109
                                    Attention: Joseph G. Hadzima, Jr.

                                             EXHIBIT A to Incentive Stock Option

                  [FORM FOR EXERCISE OF INCENTIVE STOCK OPTION]


net.Genesis Corp.
526 Beacon Street
Boston, Massachusetts 02215-2396

RE: Exercise of Incentive Stock Opt-ion under net.Genesis Corp, 1995 Stock Option Plan

Gentlemen:

         Please take notice that the undersigned hereby elects to exercise the stock option granted to ________________________ on ________________, 199__ by
and to the extent of purchasing ____________ shares of the Common Stock of net.Genesis Corp. for the option price of $________ per share, subject to the terms and conditions of the incentive Stock Option Agreement between _________________ and net.Genesis Corp. dated as of ___________199__.

         The undersigned encloses herewith payment, in cash or in such other property as is permitted under the Plan, of the purchase price for said shares. If the undersigned is making payment of any part of the purchase price by delivery of shares of Common Stock of net.Genesis Corp., he or she hereby confirms that he or she has investigated and considered the possible income tax consequences to him or her of making such payments in that form.

         The undersigned hereby specifically confirms to net.Genesis Corp. that he or she is acquiring said shares for investment and not with a view to their sale or distribution, and that said shares shall he held subject to all of the terms and conditions of said Incentive Stock Option Agreement.

                                 Very truly yours,



Date                             (Signed by __________________________or other
                                 party duly exercising option)